Exhibit 10.4
OSI PHARMACEUTICALS, INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
     THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made this 14th day of July, 2006 (the “Grant Date”) by and between OSI PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and [DIRECTOR] (the “Director”). Capitalized terms, unless otherwise defined herein, shall have their respective meanings as set forth in the OSI Pharmaceutical, Inc. Amended and Restated Stock Incentive Plan (the “Plan”).
     WHEREAS, the Compensation Committee of the Board of Directors of the Company has approved the grant of Restricted Stock Units (as defined below) to the Director upon [election][re-election] to the Board of Directors of the Company, as described herein;
     NOW, THEREFORE, the parties hereto mutually agree to the following terms and conditions of this Agreement:
          1. Grant of Restricted Stock Units. The Company hereby grants to the Director                      restricted stock units (“Restricted Stock Units”). For the purposes of this Agreement, a “Restricted Stock Unit” shall mean the contractual right to receive one share of Common Stock of the Company (the “Common Stock”), subject to the terms, conditions and restrictions of this Agreement and the Plan.
          2. Vesting and Forfeiture. Except as the Compensation Committee of the Board of Directors may otherwise provide, Restricted Stock Units granted under this Agreement shall vest in four equal tranches of                      Restricted Stock Units on each anniversary of the Grant Date, commencing July 14, 2007 and terminating on July 14, 2010 (the “Final Vesting Date”). In the event that the Director ceases to be affiliated with the Company or any parent or subsidiary of the Company, either as a member of the Board of Directors of the Company, or as a consultant or employee, on or prior to the Final Vesting Date for any reason, all unvested Restricted Stock Units granted hereunder shall be forfeited as of the date of that the Director no longer has such affiliation, and the Director shall have no further rights with respect to such forfeited Restricted Stock Units.
          3. Settlement of Restricted Stock Units. Settlement for any vested Restricted Stock Units shall be in shares of Common Stock (collectively, the “Settlement Shares”). For the purposes of this Agreement, the “Settlement Date” shall mean the date upon which one or more Restricted Stock Units vest pursuant to this Agreement. The Company shall deliver the Settlement Shares to the Director as soon as reasonably practicable following the applicable Settlement Date. The Settlement Shares will be issued and evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry, registration or issuance of one or more stock certificates. Upon issuance of the Settlement Shares, the number of Restricted Stock Units equal to the Settlement Shares shall be extinguished and such number of Restricted Stock Units will no longer be considered to be held by the Director for any purpose.

          4. Restriction on Transferability. Restricted Stock Units granted hereunder shall not be sold, assigned, transferred, exchanged, pledged or otherwise encumbered or disposed of in any manner by the Director, except as otherwise approved by the Committee.
          5. Securities Laws. The Company shall not be obligated to issue or deliver any shares of Common Stock under this Agreement in any manner in contravention of the Securities Act of 1933, as amended, any other federal or state securities law or the rules of any exchange or market system upon which the Common Stock is traded. The Board of Directors of the Company or the Committee may, at any time, require, as a condition to the issuance or delivery of shares of Common Stock hereunder, the representation or agreement of the Director to the effect that the shares issuable hereunder are acquired by the Director for investment purposes and not with a view to the resale or distribution thereof, and may require such other representations and documents as may be required to comply with applicable securities laws or the rules of any applicable exchange or market system.
          6. Withholding of Applicable Taxes. It shall be a condition to the Company’s obligation to deliver the Settlement Shares to the Director that all applicable federal, state, or local withholding or employment taxes (such amount, the “Withholding Amount”) must first be satisfied. The Director agrees that the Company, or any Affiliate, as the case may be, will have the right to withhold from the Settlement Shares a sufficient number of shares of Common Stock to be sold in order to satisfy in full the Withholding Amount on behalf of the Director.
          7. Subject to Terms of Plan. The Restricted Stock Units are subject to the terms and provisions of the Plan. To the extent that the provisions hereof conflict with those of the Plan, the provisions of the Plan shall control. All decisions or interpretations made by the Committee regarding any issue or question arising under this Agreement or the Plan shall be final, binding and conclusive on the Company and the Director.
          8. No Rights as Stockholder. The Restricted Stock Units granted under this Agreement do not provide the Director with any of the rights of a stockholder of the Company, including, without limitation, the right to vote or receive any dividends declared or paid on the Common Stock, unless and until shares of Common Stock relating to the Restricted Stock Units have been issued to the Director.
          9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, including the successors and assigns of the Company.
          10. Governing Law. This Agreement will be interpreted and enforced under the laws of the State of New York, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The parties will submit any dispute or claim arising under this Agreement to the exclusive jurisdiction of the U.S. federal or New York state courts within the New York counties of New York, Nassau, or Suffolk, and the parties hereby submit to, and waive any objection to, personal jurisdiction and venue in such courts for such purpose.

          11. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have executed, or caused to be duly executed on their behalf, this Restricted Stock Unit Agreement as of the day and year first above written.

OSI PHARMACEUTICALS, INC.

Name:
Title:

DIRECTOR

[DIRECTOR]